                                                                  Exhibit 99(c)

                         HANGER ORTHOPEDIC GROUP, INC.

                             Offer for Outstanding
                         11 1/4% Senior Notes due 2009
                                in Exchange for
                        11 1/4% Senior Notes due 2009,
                       which have been Registered Under
                          the Securities Act of 1993,
                                  as Amended

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated September , 1999 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Hanger Orthopedic Group, Inc. (the "Company") to exchange 11 1/4% Senior Notes due 2009, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 11 1/4% Senior Notes due 2009 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated June 16, 1999, by and among the Company, the subsidiary guarantors referred to therein and the initial purchasers referred to therein.

  This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m. New York City time, on October , 1999, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange offer may be withdrawn at any time before the Expiration date.

  Your attention is directed to the following:

  1. The Exchange Offer is for any and all Old Notes.

  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

  3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

  4. The Exchange Offer expires at 5:00 p.m., New York time, on October , 1999, unless extended by the Company.

  If you wish to have us tender your Old Notes, please instruct us by completing, executing and return to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

                          INSTRUCTION WITH RESPECT TO
                              THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Hanger Orthopedic Group, Inc. with respect to its Old Notes.

  This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Leter of Transmittal.

Please tender the Old Notes held by you for my account as indicated below:

                                             Aggregate Principal Amount of Old Notes
11 1/4% Senior Notes due 2009                ____________________________________________
                                             ____________________________________________
                                             Signature(s)
[ ] Please do not tender any Old Notes held
 by   you for my accounts.                   ____________________________________________
                                             (Print Name(s) here)
Dated:             , 1999
                                             ____________________________________________
                                             Address
                                             ____________________________________________
                                             Area Code and Telephone Number
                                             ____________________________________________
                                             Tax Identification or Social Security No(s).

  None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.